UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2006

NTL Incorporated

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	52-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit 4.1

Indenture, dated as of July 25, 2006, among NTL Cable PLC, NTL Incorporated, the Intermediate Guarantors (as defined in the Indenture), NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent.

Exhibit 99.1	Press Release dated July 25, 2006.

Item 1.01          Entry into a Material Definitive Agreement

On July 25, 2006, NTL Incorporated completed its offering of $550 million of 9.125% U.S. dollar denominated ten year Senior Notes issued by NTL’s subsidiary, NTL Cable PLC.

The Senior Notes were issued under an Indenture dated as of July 25, 2006 among NTL Cable PLC, NTL Incorporated, the Intermediate Guarantors (as defined in the Indenture), NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent.  Pursuant to the terms of the Indenture, the Senior Notes are unsecured senior obligations of NTL Cable and will rank pari passu with NTL Cable’s outstanding dollar, sterling and euro notes.  The Senior Notes bear interest at an annual rate of 9.125% payable on February 15 and August 15 of each year, beginning February 15, 2007.  The Senior Notes mature on August 15, 2016.

A copy of the Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference.

A copy of the press release related to these matters is attached as Exhibit 99.1.

Item 9.01          Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

Exhibit 4.1

Indenture, dated as of July 25, 2006, among NTL Cable PLC, NTL Incorporated, the Intermediate Guarantors (as defined in the Indenture), NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent.

Exhibit 99.1	Press Release dated July 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006	NTL INCORPORATED

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1

Indenture, dated as of July 25, 2006, among NTL Cable PLC, NTL Incorporated, the Intermediate Guarantors (as defined in the Indenture), NTL Investment Holdings Limited, The Bank of New York as trustee and paying agent and The Bank of New York (Luxembourg) S.A. as Luxembourg paying agent.

Exhibit 99.1	Press Release dated July 25, 2006.